Form **LLC-1.36/1.37**
May 2012
Secretary of State
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment may be made by check payable to Secretary of State. If check is returned for any reason this filing will be void.

Illinois
Limited Liability Company Act
Statement of Change of Registered Agent and/or Registered Office

SUBMIT IN DUPLICATE
Type or print clearly.

This space for use by Secretary of State.
Filing Fee: $25
Penalty (See Note 1.):
Approved: TB

FILE # 04209133
This space for use by Secretary of State.

FILED
MAR 3 1 2014
JESSE WHITE
SECRETARY OF STATE

1. Limited Liability Company Name: ILLINOIS POWER HOLDINGS II, LLC

2. Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent: C T CORPORATION SYSTEM
First Name / Middle Name / Last Name

Registered Office: 208 SO LASALLE ST, SUITE 814
Number / Street / Suite No. (P.O. Box alone is unacceptable)

CHICAGO IL 60604
City / ZIP Code

3. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent: Capitol Corporate Services, Inc.
First Name / Middle Name / Last Name

Registered Office: 1315 W Lawrence Ave
Number / Street / Suite No. (P.O. Box alone is unacceptable)

Springfield IL 62704
City / ZIP Code

4. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5. The above change was authorized by: (check one box only)
   a. ☒ the members or managers. (See Note 5.)
   b. ☐ action of the registered agent. (See Note 6.)

SEE REVERSE FOR SIGNATURE(S).

Return acknowledgment to: AD

Capitol Corporate Services, Inc.
P.O. Box 1831 Austin, TX 78767
800/345-4647

LLC-1.36/1.37

6. **If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 5 below.)**

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

Dated March 21, 2014
Month/Day Year

[signature]
Signature

Kelly D. Tlachac, Secretary of Dynegy Inc., sole member of Illinois Power Holdings II, LLC

If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

If change of registered office by registered agent, sign here. (See Note 6 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated ______________________, ____________
Month/Day Year

____
Signature of Registered Agent of Record

____
Name and Title (type or print)
If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1. A $300 penalty applies when the Limited Liability Company fails to appoint and maintain a registered agent in Illinois within 60 days of notification of the Secretary of State by the resigning registered agent.
2. The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the registered office and the office address of the registered agent must be the same.
3. The registered office must include an Illinois street or road address (P.O. Box alone is unacceptable).
4. A Limited Liability Company cannot act as its own registered agent.
5. Any change of registered agent or registered address effected by the Limited Liability Company must be authorized by the members or managers.
6. The registered agent may report a change of the registered office address of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of the corporation must sign this statement.